As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACUTUS MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	45-1306615
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	2210 Faraday Ave., Suite 100 Carlsbad, CA 92008 (442) 232-6080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

  Vince Burgess

Chief Executive Officer

Acutus Medical, Inc.

2210 Faraday Ave., Suite 100

Carlsbad, CA 92008

(442) 232-6080

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alan F. Denenberg Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Tom Sohn Senior Vice President, General Counsel & Secretary Acutus Medical, Inc. 2210 Faraday Ave., Suite 100 Carlsbad, CA 92008 (442) 232-6080	Charles S. Kim Kristin E. VanderPas David Peinsipp Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239873

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share	1,691,176	$18.00	$30,441,168	$3,951.27

(1)	Represents only the additional number of shares being registered and includes an additional 220,588 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239873).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(3)	The registrant previously registered 8,455,882 shares of its common stock with an aggregate offering price not to exceed $152,205,876 on a Registration Statement on Form S-1 (File No. 333-239873), which was declared effective by the Securities and Exchange Commission on August 5, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,441,168 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Acutus Medical, Inc. (the “Registrant”) by 1,691,176 shares, 220,588 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-239873) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, State of California, on August 5, 2020.

ACUTUS MEDICAL, INC.

By:	/s/ Vince Burgess
Vince Burgess President, Chief Executive Officer & Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date
/s/ Vince Burgess
Vince Burgess	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2020

/s/ Gary W. Doherty
Gary W. Doherty	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 5, 2020
*
Scott Huennekens	Chairman of the Board	August 5, 2020
*
David Bonita, M.D.	Director	August 5, 2020
*
Andrew ElBardissi, M.D.	Director	August 5, 2020
*
Jim Hinrichs	Director	August 5, 2020
*
Shahzad Malik, MB BChir	Director	August 5, 2020

/s/ Shaden Marzouk
Shaden Marzouk, M.D.	Director	August 5, 2020

*By: /s/ Vince Burgess
Vince Burgess
Attorney-in-Fact

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of KPMG LLP
23.2 23.3	Consent of Meuwissen, Flygare, Kadrlik & Associates, P.A. Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-239873)